Exhibit 10.22

NON-QUALIFIED STOCK OPTION AGREEMENT

PURSUANT TO THE

PICASSO PARENT COMPANY, INC. 2010 EQUITY INCENTIVE PLAN

* * * * *

Participant:

Grant Date:

Per Share Exercise Price: $

Total Number of Shares subject to this Option:

Number of Shares subject to Time Vesting Options:

Number of Shares subject to Performance Vesting Options:

* * * * *

THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Picasso Parent Company, Inc. (the “Company”), and the Participant specified above, pursuant to the Picasso Parent Company, Inc. 2010 Equity Incentive Plan (the “Plan”).

WHEREAS, it has been determined under the Plan the Company will grant the non-qualified stock option (the “Option”) provided for herein to the Participant.

WHEREAS, as part of the same grant of Options as those granted to Participant hereunder, Participant has also been granted Options to purchase [            ] Shares of the Company, which Options are Incentive Stock Options (as defined under the Plan), pursuant to an Incentive Stock Option Grant Agreement, dated as of the date hereof, by and between the Company and Participant.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

1. Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time in compliance with the Plan unless such amendments are expressly intended not to apply to the grant of the Option hereunder), all of which terms and provisions are made a part of and incorporated into this Agreement as if they were each expressly set forth herein. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. In the event of any actual conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Plan.

2. Grant of Option. The Company hereby grants to the Participant, as of the Grant Date specified above, a non-qualified stock option (this “Option”) to acquire from the Company at the Per Share Exercise Price specified above, the aggregate number of Shares specified above (the “Option Shares”). The Participant shall not have the rights of a stockholder in respect of the Shares underlying this award until such Options Shares are delivered upon exercise of all or a portion of this Option. This Option is intended to be a Non-Qualified Stock Option.

3. No Dividend Equivalents. The Participant shall not be entitled to receive a cash payment in respect of the Option Shares underlying this Option with respect to any dividend paid on the Shares on any dividend payment date.

4. Vesting and Exercisability of Option.

(a) Vesting; Exercisability. This Option shall vest in accordance with, and be subject to the exercisability provisions set forth in, the Plan and shall be subject to any additional exercisability provisions in this Agreement.

(b) Rights Upon Termination. The Participant’s rights, if any, to exercise the vested portion of this Option upon Termination shall be determined in accordance with the Plan and, to the extent not exercised on or prior to the dates provided in Article 10 of the Plan, shall be immediately forfeited and cancelled as of the end of the last day for exercise as provided therein. Notwithstanding anything herein to the contrary, the unvested portion of this Option shall not be exercisable by the Participant, but instead shall be immediately forfeited upon the Participant’s Termination without any consideration being paid therefor.

(c) Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, this Option shall expire and shall no longer be exercisable on the tenth (10th) anniversary of the Grant Date (the “Expiration Date”).

5. Method of Exercise and Delivery.

(a) Subject to Section 12, this Option shall be exercised by the Participant by delivering to the Company or its designated agent on any business day a written notice, in such manner and form as may be required by the Company in accordance with the terms of the Plan, specifying the number of Option Shares subject to this Option that the Participant then desires to exercise (the “Exercise Notice”).

(b) Shares will be delivered upon receipt by the Company of the Exercise Notice and payment in full by the Participant of (i) the Per Share Exercise Price multiplied by the number of Option Shares with respect to which the Option is being exercised and (ii) all applicable taxes required to be withheld as a consequence of such exercise. The Company may permit, at its sole discretion, alternate methods of exercise as contemplated by the Plan. As a condition to the delivery of Option Shares pursuant to this Agreement, the Participant agrees to (x) execute any documents reasonably requested by the Company, including, but not limited to a joinder to the Company’s Stockholders Agreement, dated as of June 16, 2010, as may be amended from time to time (the “Stockholders Agreement”), which among other things provides for the right of the Company to repurchase any Option Shares issued upon exercise of this Option after termination of such Participant’s employment with the Company and its Affiliates for any reason and (y) cause his or her spouse to execute and deliver a consent in form and substance reasonably satisfactory to the Company with respect to the restrictions contained in, and the rights of the Company under, the Stockholders Agreement.

(c) Any fractional Option Shares resulting from any exercise of this Option shall be eliminated at the time of exercise by rounding-down to the nearest whole number of Option Shares underlying the exercise of this Option. No cash settlements shall be made with respect to fractional Option Shares eliminated by rounding. Notice of any adjustment shall be given by the Company to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

6. Restrictive Covenants. As a condition to the receipt of the Option and the delivery of Option Shares upon exercise of the Option, the Participant agrees as follows:

(a) Confidentiality. Participant acknowledges that the information, observations and data (including trade secrets) obtained by him or her while employed by the Company and its Subsidiaries concerning the business or affairs of the Company or its Subsidiaries (“Confidential Information”) are the property of the Company and/or such Subsidiary. Therefore, Participant agrees that he or she shall not disclose to any person or entity or use for his or her own purposes any Confidential Information or any confidential or proprietary information of other persons or entities in the possession of the Company and its Subsidiaries (“Third Party Information”), without the prior written consent of the Board, unless and to the extent that the Confidential Information or Third Party Information becomes generally known to and available for use by the public other than as a result of Participant’s acts or omissions or disclosure is otherwise ordered by a court of competent jurisdiction in connection with a legal proceeding in which Participant is involved, provided that Participant shall give the Company reasonable notice of such order and the Confidential Information and/or Third Party Information implicated thereby in order to allow the Company to challenge or limit any possible disclosure resulting therefrom. Upon Participant’s Termination, Participant shall deliver to the Company at Termination, or at any other time the Company may request, or, in lieu of such delivery, certify to the Company as to the destruction of, all memoranda, notes, plans, records, reports, computer files, disks and tapes, printouts and software and other documents and data (and copies thereof) embodying or relating to Third Party Information, Confidential Information, Work Product (as defined below) or the business of the Company or its Subsidiaries which he or she may then possess or have under his or her control.

(b) Intellectual Property, Inventions and Patents. Participant acknowledges that all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any Confidential Information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable) which relate to the Company’s or any of its Subsidiaries’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Participant (whether alone or jointly with others) while employed by the Company and its Subsidiaries, whether before or after the date of this Agreement (collectively, “Work Product”), belong to the Company or such Subsidiary. Participant shall promptly disclose such Work Product to the Board and, at the Company’s expense, perform all actions reasonably requested by the Board (whether during or after Participant’s employment period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments). Participant acknowledges that all Work Product shall be deemed to constitute “works made for hire” under the U.S. Copyright Act of 1976, as amended. In accordance with the Illinois Employee Patent Act, Participant is hereby advised that this Section 6 regarding the Company’s and its Subsidiaries’ ownership of Work Product does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company or any of its Subsidiaries was used and which was developed entirely on Participant’s own time, unless (i) the invention relates to the business of the Company or any of its Subsidiaries or to the actual or demonstrably anticipated research or development of the Company or any of its Subsidiaries or (ii) the invention results from any work performed by Participant for the Company or any of its Subsidiaries.

(c) Non-Solicitation; No-Hire. In addition, during the period that he or she serves as an employee, representative, or officer of, or otherwise continuously provides services to, the Company and/or any of its Subsidiaries and for a period of one (1) year thereafter, Participant shall not directly or indirectly through another person or entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, (ii) hire any person who is an employee of the Company or any Subsidiary or was an employee of the Company or any Subsidiary during the one-year period preceding the termination date of Participant’s employment period with the Company or any Subsidiary; provided that this clause (ii) shall not preclude the hiring of an individual who initiates contact with the Participant in response to a general public advertisement, or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Subsidiary (including, without limitation, making any negative or disparaging statements or communications regarding the Company or its Subsidiaries).

(d) Enforcement. The Participant acknowledges that in the event of any breach or threatened breach of this Section 6, the business interests of the Company and its Affiliates will be irreparably injured, the full extent of the damages to the Company and its Affiliates will be impossible to ascertain, monetary damages will not be an adequate remedy for the Company and its Affiliates, and in addition and supplementary to other rights and remedies existing in its favor, the Company or any of its Affiliates shall be entitled to specific performance and/or injunctive or other equitable relief as a court of competent jurisdiction deems appropriate in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security and without proof of monetary damages or an inadequate remedy at law, the requirements of which the Participant expressly waives). The Participant understands that the Company may waive some of the requirements expressed in this Agreement but that, to be effective, such a waiver must be made in writing and shall not in any way be deemed a waiver of the Company’s right to enforce any other requirements or provisions of this Agreement. The Participant agrees that each of the Participant’s obligations specified in this Agreement is a separate and independent covenant and that the unenforceability of any of them shall not preclude the enforcement of any other covenants in this Agreement. If, at the time of enforcement of this Section 6, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the Company and the Participant agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

(e) Participant Acknowledgments. The Participant acknowledges that the provisions of this Section 6 are in consideration of the grant of this Option. The Participant also acknowledges that (i) the restrictions contained in Section 6 do not preclude the Participant from earning a livelihood, nor do they unreasonably impose limitations on the Participant’s ability to earn a living, (ii) the business of the Company and its Subsidiaries will be international in scope and without geographical limitation and (iii) notwithstanding the state of formation or principal office of the Company or residence of any of its executives or employees (including the Participant), it is expected that the Company and its Subsidiaries will have business activities and have valuable business relationships within its industry throughout the world. The Participant acknowledges and agrees that the potential harm to the Company and its Subsidiaries of the non-enforcement of Section 6 outweighs any potential harm to the Participant of its enforcement by injunction or otherwise. The Participant acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon the Participant by this Agreement and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and its Subsidiaries now existing or to be developed in the future and that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

7. Conditions. Without limiting rights of Participant to receive payment in respect of shares and options issued by BWAY Holding Company in accordance with that certain Agreement and Plan of Merger, dated as of March 28, 2010, by and among the Company, Picasso Merger Sub, Inc. and BWAY Holding Company (as amended from time to time, the “Merger Agreement”), as a condition to the receipt of this Option award, the Participant hereby acknowledges that, other than the Option granted hereunder and any Awards otherwise granted to Participant pursuant to the Plan and other than any Shares purchased by the Participant pursuant to that certain Subscription Agreement, dated as of June 16, 2010, by and between the Company, the Participant and several other stockholders of the Company, Participant does not hold or own, beneficially or otherwise, any other outstanding rights, options, warrants, conversion rights, stock appreciation rights, or any securities or obligations convertible or exchangeable into or exercisable for equity securities of the Company or any of its Affiliates, including BWAY Holding Company (with it being understood and agreed that all shares and options of BWAY Holding Company owned by Participant are being converted into the right to receive cash and/or cancelled in accordance with the Merger Agreement).

8. Non-transferability. This Option and any Option Shares received upon the exercise of any Option hereunder, and any rights or interests therein, (i) shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way at any time by the Participant (or any beneficiary(ies) of the Participant), other than by (a) testamentary disposition by the Participant, (b) to the extent provided in Section 12.6 of the Plan, or (c) by the laws of descent and distribution, (ii) shall not be pledged or encumbered in any way or at any time by the Participant (or any beneficiary(ies) of the Participant) and (iii) shall not be subject to execution, attachment or similar legal process. Any attempt to sell, exchange, pledge, transfer, assign, encumber or otherwise dispose of this Option or any Option Shares, or the levy of any execution, attachment or similar legal process upon this Option and any Option Shares, contrary to the terms of this Agreement and/or the Plan, shall be null and void and without legal force or effect.

9. Entire Agreement; Amendment. This Agreement, together with the Plan contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. This Agreement may be modified or amended from time to time in accordance with and as provided in the Plan; provided, that no modification or amendment shall in any manner adversely affect the Participant’s rights hereunder without the Participant’s express written consent; provided, further, that the Board may amend (such amendment to have the minimum economic effect necessary, as reasonably determined by the Board in good faith) this Agreement without the Participant’s consent as necessary to avoid penalty under Section 409A of the Code. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant.

10. Acknowledgment of Participant. This award of Options does not entitle Participant to any benefit other than that granted under this Agreement. Any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

12. Withholding of Tax.

(a) Except as provided in Section 12(b), as a condition to the distribution of Option Shares to the Participant, the Participant shall be required to pay in cash, or to make other arrangements satisfactory to the Company (including, without limitation, authorizing withholding from payroll and any other amounts payable to the Participant), for payment of an amount sufficient to satisfy any federal, provincial, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to the Option. The Option shall not be deemed exercised until the tax withholding obligations of the Participant and the Company are satisfied.

(b) The Company may in its sole discretion deduct or withhold Option Shares having a Fair Market Value equal to the minimum amount required to be withheld to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Company, in its sole discretion, deems necessary to comply with the Code and/or any other applicable law, rule or regulation with respect to this Option.

13. No Right to Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s employment or service at any time, for any reason and with or without Cause.

14. Notices. Any Exercise Notice or other notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:

(a) If such notice is to the Company, to the attention of the General Counsel and the Treasurer of the Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.

(b) If such notice is to the Participant, at his/her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.

15. Compliance with Laws. The issuance of this Option (and the Option Shares upon exercise of this Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto and the Company may condition the issuance of any Option Shares on the Participant having received information, and executed and delivered to the Company any documentation, that the Company reasonably determines is necessary for such issuance to be in compliance with such requirements. The Company shall not be obligated to issue this Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

16. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Participant and his or her legal representatives, heirs and beneficiaries. Notwithstanding the foregoing and for the avoidance of doubt, the Participant may not assign (except as provided by Section 8 hereof) any part of this Agreement without the prior express written consent of the Company.

17. Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or by electronic transmission in portable document format (pdf)), each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

18. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

19. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

20. Severability. The invalidity or unenforceability of any provisions of this Agreement, including, without limitation Section 6, in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PICASSO PARENT COMPANY, INC.

By:

Name:	Thomas S. Souleles
Title:	President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PARTICIPANT

Name:

Social Security Number:

Address for notice to Participant: